                                                                     EXHIBIT 4.4

      THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR QUALIFIED FOR DISTRIBUTION PURSUANT TO A PROSPECTUS UNDER THE SECURITIES ACT (ONTARIO) OR THE SECURITIES ACT (QUEBEC). THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO RESIDENTS OF THE UNITED STATES WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR TO RESIDENTS OF CANADA WITHOUT COMPLIANCE WITH PROSPECTUS AND REGISTRATION REQUIREMENTS OF APPLICABLE PROVINCIAL SECURITIES LAWS, UNLESS THERE IS AVAILABLE TO THE TRANSFEROR AN EXEMPTION FROM SUCH REGISTRATION, AND/OR PROSPECTUS FILING AND REGISTRATION REQUIREMENTS. THE FOLLOWING APPLIES ONLY TO HOLDERS RESIDENT IN CANADA:
      UNLESS PERMITTED UNDER THE SECURITIES ACT (ONTARIO) OR THE SECURITIES ACT (QUEBEC), A HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE RESIDENT IN CANADA SHALL NOT TRADE SUCH SECURITIES BEFORE THE EARLIER OF
      (I) THE DATE THAT IS TWELVE MONTHS AND A DAY AFTER THE DATE THAT THE COMPANY FIRST BECAME A REPORTING ISSUER IN ANY OF ALBERTA, BRITISH COLUMBIA, MANITOBA, NOVA SCOTIA, ONTARIO, QUEBEC AND SASKATCHEWAN, IF THE COMPANY IS A SEDAR FILER (AS DEFINED UNDER RULE 45-102 OF THE SECURITIES ACT (ONTARIO)); AND (II) THE DATE THAT IS TWELVE MONTHS AND A DAY AFTER THE LATER OF (A) APRIL 30, 2004 AND (B) THE DATE THAT THE COMPANY BECAME A REPORTING ISSUER IN THE LOCAL JURISDICTION OF THE PURCHASER OF THE SECURITIES THAT ARE THE SUBJECT OF THE TRADE. NOTWITHSTANDING THE FOREGOING, A HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE RESIDENT IN QUEBEC SHALL NOT TRADE THE SECURITIES UNTIL THE CONDITIONS IN SUBPARAGRAPH (II) ABOVE HAVE BEEN MET. THE COMPANY MAY REQUEST AN OPINION OF COUNSEL AS TO THE AVAILABILITY OF ANY SUCH EXEMPTION."

                      WARRANT TO PURCHASE [ ] COMMON SHARES
                                       OF
                       CAPITAL ENVIRONMENTAL RESOURCE INC.

                            VOID AFTER APRIL 30, 2009

      This Warrant is issued to __________________________, or its registered assigns (the "Holder") by Capital Environmental Resource Inc., an Ontario corporation (the "Company"), on April 30, 2004 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of a Common Share Subscription Agreement, dated of even date herewith (the "Subscription Agreement"), by and among the Company and the Holder. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Subscription Agreement.

            1. Number of Shares Subject to Warrant; Exercise Price. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company, to purchase from the Company, at a per share price equal to the Exercise Price, the Warrant Stock.

      For purposes of this Warrant: (A) "Warrant Stock" shall mean the number of Shares purchasable upon exercise of this Warrant, as reflected on the face of this Warrant, subject to adjustment as described in Section 7 below; (B) "Shares" shall mean fully paid and non-assessable Common Shares of the Company, and following the US Migration (as defined in Section 7(c) below) shall mean the common stock of the ultimate parent company of the Company; and (C) "Exercise Price" means U.S. $4.00 per share, subject to change as described in Section 7 below.

            2. Exercise Period. Except as otherwise provided for herein, this Warrant shall be exercisable, in whole or in part, at any time and from time to time beginning on the Warrant Issue Date and ending at 5:00 p.m. eastern time on the fifth (5th) anniversary of the Warrant Issue Date (the "Expiration Date"). Notwithstanding the foregoing, if this Warrant is outstanding and exercisable for any Shares as of the time of a Sale (as defined below), unless otherwise agreed to in writing by the Holder, this Warrant shall be deemed automatically exercised immediately prior to such Sale in accordance with the net exercise provisions of this Warrant set forth in Section 4(b) below.

            3. Notice of Sale. The Company shall provide written notice to the Holder not less than ten (10) days prior to the consummation of a Sale. A "Sale" shall mean a sale of all or substantially all of the assets or shares of the Company (and/or its ultimate parent company following the US Migration) or a merger, reorganization or consolidation of the Company (or instead its ultimate parent company following the US Migration) in which the owners of the outstanding voting power of the Company (or instead its ultimate parent company following the US Migration), immediately prior to such transaction own, directly or indirectly, less than 51% of the voting power of the resulting or surviving entity immediately upon completion of such transaction.

            4.    Method of Exercise.

                  (a) Cash Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 hereof, the purchase rights hereby represented may be exercised in whole or in part, at the election of the Holder, by the tender of the Notice of Exercise in substantially the form attached hereto as Exhibit A and the surrender of this Warrant at the principal office of the Company and by the payment to the Company in cash, by check, cancellation of indebtedness or other form of payment acceptable to the Company, of an amount equal to the then applicable Exercise Price multiplied by the number of Shares then being purchased.

                  (b) Net Exercise. In lieu of exercising this Warrant pursuant to Section 4(a), the Holder may elect to receive, without the payment by the Holder of any additional consideration, Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with an executed Notice of Exercise, in substantially the form attached hereto, in which event the Company shall issue to the holder hereof a number of Shares computed using the following formula:

                               Y (A - B)
                               ---------
                         X =      A

      Where:      X     =     The number of Shares to be issued to the Holder
                              pursuant to this net exercise;

                  Y     =     The number of Shares in respect of which the net
                              exercise election under this Section 4(b) is made;

                  A     =     The fair market value of one Share at the time the
                              net exercise election is made; and

                  B     =     The Exercise Price.

For purposes of this Section 4(b), the fair market value of a Share as of a particular date shall be the closing sale price of the Shares on the trading date immediately prior to the date of exercise as quoted on the Nasdaq National Market or any United States automated quotation system or national securities exchange on which the Shares are then quoted or traded, as applicable; provided, that if the Shares are not then so quoted or traded, the fair market value of the Shares shall be determined by the Board of Directors of the Company in its reasonable discretion.

            5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, as applicable). In the event of a partial exercise of the Warrant, a new warrant or warrants (dated the date hereof) of like tenor shall be issued, calling in the aggregate on the face or faces thereof for the number of Shares equal (without giving effect to any adjustment therein) to the number of Shares called for on the face of this Warrant minus the number of such Shares purchased by the Holder upon such exercise as provided in subsections 4(a) and 4(b) above.

            6. Issuance of Shares. The Company hereby covenants that it will take all necessary actions to duly and validly reserve the necessary number of Shares for issuance hereunder. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

            7. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                  (a) Subdivisions, Combinations and Other Issuances. If the Company (or instead its ultimate parent company following the US Migration) shall at any time after the date hereof and prior to the exercise or expiration of this Warrant subdivide the Shares by split-up or otherwise, or combine or issue additional Shares as a dividend with respect to its Shares, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, provided that the aggregate exercise price payable hereunder for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                  (b) Reclassification, Reorganization and Consolidation. In the event of any corporate reclassification, capital reorganization, consolidation, spin-off or change in the Shares of the Company (or of its ultimate parent company following the US Migration), other than as a result of a subdivision, combination or dividend provided for in Section 7(a) above and other than a transaction described in Section 7(c) below, then, as a condition of such event, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered, to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities and property receivable in connection with such event by a holder holding the same number of shares for which this Warrant could have been exercised immediately prior to such event. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price, provided that the aggregate exercise price payable hereunder for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same.

                  (c) Migration into the United States. If the Company completes a transaction pursuant to which the Company becomes a direct or indirect subsidiary of a corporation incorporated in the United States (the "US Migration"), this Warrant shall then become exercisable for the type of shares into which the Shares have been converted or changed at the same exercise price as provided for hereunder.

                  (d) Notice of Adjustment. When any adjustment is required to be made to the Exercise Price or in the number or kind of Shares purchasable upon exercise of the Warrant, the Company shall promptly notify the Holder of such event and of the adjusted Exercise Price or number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

            8. Assumption of Warrant. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be a merger, reorganization or consolidation of the Company or any other similar transaction that does not constitute a Sale or US Migration, then, as a part of such transaction, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such transaction which a holder holding the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such transaction if this Warrant had been exercised immediately before such transaction.

            9. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares the Company shall make a cash payment therefor on the basis of the fair market value of a Share determined in accordance with Section 4.

            10. No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder to be provided the notices required under this Warrant or the Subscription Agreement.

            11. Compliance With Securities Act; Transferability of Warrant or Shares.

                  (a) Compliance With Securities Act. The Holder, by acceptance hereof, agrees that this Warrant, and the Shares issuable upon exercise of this Warrant, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any Shares issuable upon exercise of this Warrant, except under circumstances which will not result in a violation of the United States Securities Act of 1933, as amended (the "Securities Act"), the Securities Act (Ontario), the Securities Act (Quebec) or any other applicable provincial or state securities laws. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR QUALIFIED FOR DISTRIBUTION PURSUANT TO A PROSPECTUS UNDER THE SECURITIES ACT (ONTARIO) OR THE SECURITIES ACT (QUEBEC). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO RESIDENTS OF THE UNITED STATES WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR TO RESIDENTS OF CANADA WITHOUT COMPLIANCE WITH PROSPECTUS AND REGISTRATION REQUIREMENTS OF APPLICABLE PROVINCIAL SECURITIES LAWS, UNLESS THERE IS AVAILABLE TO THE TRANSFEROR AN EXEMPTION FROM SUCH REGISTRATION, AND/OR PROSPECTUS FILING AND REGISTRATION REQUIREMENTS. THE FOLLOWING APPLIES ONLY TO HOLDERS RESIDENT IN
            CANADA: UNLESS PERMITTED UNDER THE SECURITIES ACT (ONTARIO) OR THE SECURITIES ACT (QUEBEC), A HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE RESIDENT IN CANADA SHALL

            NOT TRADE SUCH SECURITIES BEFORE THE EARLIER OF (I) THE DATE THAT IS TWELVE MONTHS AND A DAY AFTER THE DATE THAT THE COMPANY FIRST BECAME A REPORTING ISSUER IN ANY OF ALBERTA, BRITISH COLUMBIA, MANITOBA, NOVA SCOTIA, ONTARIO, QUEBEC AND SASKATCHEWAN, IF THE COMPANY IS A SEDAR FILER (AS DEFINED UNDER RULE 45-102 OF THE SECURITIES ACT (ONTARIO)); AND (II) THE DATE THAT IS TWELVE MONTHS AND A DAY AFTER THE LATER OF (A) APRIL 30, 2004 AND (B) THE DATE THAT THE COMPANY BECAME A REPORTING ISSUER IN THE LOCAL JURISDICTION OF THE PURCHASER OF THE SECURITIES THAT ARE THE SUBJECT OF THE TRADE. NOTWITHSTANDING THE FOREGOING, A HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE RESIDENT IN QUEBEC SHALL NOT TRADE THE SECURITIES UNTIL THE CONDITIONS IN SUBPARAGRAPH (II) ABOVE HAVE BEEN MET. THE COMPANY MAY REQUEST AN OPINION OF COUNSEL AS TO THE AVAILABILITY OF ANY SUCH EXEMPTION."

                  (b) Transferability. Subject to compliance with applicable United States federal and state securities laws and Canadian federal and provincial securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed for transfer by delivery of an Assignment Form in substantially the form attached hereto as Exhibit B, to the Company at the address set forth in Section 15 hereof, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

            12. Restricted Securities. The Holder understands that this Warrant, and the Shares issuable upon exercise of this Warrant, will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act based on the representations of the Holder set forth herein. The Holder acknowledges that this Warrant and the Shares issuable upon exercise of the Warrant are/will be issued under an exemption from the prospectus filing and registration requirements of the Securities Act (Ontario) and the Securities Act (Quebec) and that the resale or other disposition of all or any part of such securities will be restricted by the Securities Act (Ontario) and the Securities Act (Quebec). The Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of the investment. The Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this Warrant, the business of the Company, and to obtain additional information to such Holder's satisfaction. The Holder further represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act and within the meaning of Rule 45-501 under the Securities Act (Ontario), each as presently in effect. The Holder further represents that this Warrant is being acquired for the account of the Holder for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

            13. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and assigns, except as limited herein.

            14. Amendments and Waivers. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of the Company and the Holder.

            15. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery,
(ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile, (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the address of the Company set forth below (or at such other place as the Company shall notify the Holder hereof in writing) and notices to the Holder shall be sent to the address of the Holder set forth on the signature page hereto (or at such other place as the Holder shall notify the Company hereof in writing):

            To the Company:           Capital Environmental Resource Inc.
                                      1122 International Blvd., Suite 601
                                      Burlington, ON L7L 6Z8
                                      Facsimile: (905) 319-9048
                                      Attention: Ivan R. Cairns

            16. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

            17. Governing Law. This Warrant shall be governed by the laws of the state of Delaware, without regard to the choice or conflict of laws principles thereof.

                            [Signature page follows]

            IN WITNESS WHEREOF, the undersigned have caused this Warrant to be duly executed as of the date first set forth above.

                                            COMPANY

                                            CAPITAL ENVIRONMENTAL RESOURCE INC.

                                            By: ________________________________
                                            Name: Ivan R. Cairns
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary

                                            HOLDER

SIGNED, SEALED AND DELIVERED

In the presence of :

_________________________                   By: ________________________________
Witness                                     Name:
                                            Title:

Address:
_________________________
_________________________
_________________________

                                    EXHIBIT A

                               NOTICE OF EXERCISE

To: Capital Environmental Resource Inc.

                  The undersigned hereby elects to [check applicable subsection]:

____________      (a)   Purchase ____________ Shares (as defined in the attached
                        Warrant) pursuant to the terms of the attached Warrant and payment of the Exercise Price per Share required under such Warrant accompanies this notice;

                  OR

____________      (b)   Exercise the attached Warrant for all of the Shares in
                        whole but not in part purchasable under the Warrant pursuant to the net exercise provisions of Section 4 of such Warrant.

            The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

Date:_______________________                   WARRANTHOLDER:

                                               By: _____________________________
                                                   Name:
                                                   Address:

Name in which Shares should be registered: ______________________

                                    EXHIBIT B

                                 ASSIGNMENT FORM

TO: Capital Environmental Resource Inc.

The undersigned hereby assigns and transfers unto _____________________________ of _______________________________________________________________________
(Please typewrite or print in block letters) the right to purchase ____________ Shares (as defined in the attached Warrant) subject to the Warrant, dated as of _____________________________, by and between Capital Environmental Resource Inc. and the undersigned (the "Warrant").

This assignment complies with the provisions of Section 11 of the Warrant and is accompanied by funds sufficient to pay all applicable transfer taxes.

Date:_______________________                By: ________________________________

                                            ____________________________________
                                            (Print Name of Signatory)

                                            ____________________________________
                                            (Title of Signatory)

                                       10